As filed with the Securities and Exchange Commission on October 28, 1996

                                   Registration No. 33-
              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D. C.  20549
                       ________________

                          FORM S-3
                   REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933

                       THE STEPHAN CO.
  ______________________________________________________
  (Exact name of registrant as specified in its charter)

                            Florida
     _________________________________________________
     (State or other jurisdiction of incorporation or organization)

                         59-0676812
            __________________________________
           (I.R.S. Employer Identification No.)

1850 W. McNab Road, Ft. Lauderdale, FL. 33309 (954)971-0600
___________________________________________________________
(Address, including zip code, and telephone number,
   including area code, of registrant's principal executive
offices)
                      Frank F. Ferola
            President and Chief Executive Officer
                       The Stephan Co.
                      1850 W. McNab Road
                Ft. Lauderdale, Florida 33309
                         (954) 971-0600
     _________________________________________________
     (Name, address, including zip code, and telephone
       number, including area code, of agent for service)
                 ____________________________

                         Copies to:

                 STEPHEN A. OLLENDORFF, ESQ.
                   STEPHEN R. CONNONI, ESQ.
                 Hertzog, Calamari & Gleason
                       100 Park Avenue
                  New York, New York  10017
                        (212) 481-9500




   Approximate date of commencement of proposed sale to the public:

     From time to time after the effective date of this Registration Statement, as determined by the Selling
Shareholders.

     If the only securities being registered on this Form
are being offered pursuant to dividend or interest
reinvestment plans, please check the following box.  [    ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

             CALCULATION OF REGISTRATION FEE
============================================================
                             Proposed   Proposed
Title of Each                Maximum    Maximum    Amount of
Class of                     Offering   Aggregate  Registra-
Securities to  Amount to be  Price per  Offering   tion
be Registered  Registered    Share*     Price*     Fee
____________________________________________________________

Common Stock,    67,165      $12.06     $810,000   $235
$.01 par value
per share
============================================================


* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering prices are based on the average of the high and low prices of the Company's Common Stock as reported on The American Stock Exchange on October 24, 1996.





The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.








































PROSPECTUS
==========

                       THE STEPHAN CO.

                        67,165 Shares

                             of

                        Common Stock
         _________________________________________

    The 67,165 shares of Common Stock, par value $.01 per share (the "Common Stock"), of The Stephan Co. offered hereby are being offered by the persons named under the caption "Selling Stockholders" (as described therein, the "Selling Stockholders"). Unless the context requires otherwise, reference in this Prospectus to the "Company" means The Stephan Co. and its subsidiaries collectively.
The Common Stock is listed on The American Stock Exchange.
The closing price, as recorded in The Wall Street Journal, of the Common Stock on October 24, 1996 was $12.00 per share.

    The shares offered hereby may be sold by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest from time to time. Sales may be made on one or more securities exchanges, if then listed thereon, or in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Sales may also be effected by selling the shares by various methods to or through brokers or dealers or in face-to-face transactions without a broker or dealer. Any brokers or dealers used by the Selling Stockholders may receive commissions or discounts in amounts to be negotiated by the Selling Stockholders. See "Plan of Distribution". The Company will receive none of the proceeds from sales by the Selling Stockholders of the Common Stock offered hereby. See "Use of Proceeds".
      ______________________________________________
     SEE "RISK FACTORS" ON PAGE 5 FOR CERTAIN FACTORS RELATING TO THE COMPANY AND AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.
         ______________________________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus is October 28, 1996.
                ============================
     No dealer, salesperson or other person has been authorized in connection with this offering to give any information or make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.

                 =========================

                       THE STEPHAN CO.

                      67,165 Shares of

                        Common Stock

                    ____________________

                         PROSPECTUS
                    ____________________

                       October 28, 1996

                    ====================

                     TABLE OF CONTENTS

                                           Page No.

     AVAILABLE INFORMATION..............      2
     INCORPORATION OF CERTAIN
     DOCUMENTS BY REFERENCE.............      2
     THE COMPANY........................      4
     RECENT DEVELOPMENTS................      4
     RISK FACTORS.......................      5
     SELLING STOCKHOLDERS...............      7
     PLAN OF DISTRIBUTION...............      8
     USE OF PROCEEDS....................      8
     EXPERTS............................      9
     LEGAL MATTERS......................      9
     INDEMNIFICATION....................      9
               =============================








     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Com pany or the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the condition and/or affairs of the Company since the date hereof.

                   AVAILABLE INFORMATION

     The Company is subject to the informational and other requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the public reference facilities maintained by the Commission at 7 World Trade Center, 3rd Floor New York, New York 10048; Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90063-3648. Copies can also be obtained from the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Furthermore, the Commission maintains a web site that contains reports, proxy statements and other information regarding the Company. The address for such web site is http://www.sec.gov. The Common Stock is listed on the American Stock Exchange and reports and other information concerning the Company can be inspected at such Exchange.

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated in this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) The Company's Current Report on Form 8-K, dated
December 31, 1995, as amended on January 22, 1996;

     (c) The Company's Current Report on Form 8-K, dated
June 28, 1996, as amended on August 22, 1996, September 16,
1996, and October 9, 1996;

     (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

     (e) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996;

     (f) The Company's Proxy Statement filed under Section
14(a) of the Exchange Act filed on April 29, 1996; and

     (g) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a) or 14 of the Exchange Act subsequent to the date of this Prospectus, including any amendments to previously filed documents, and prior to the termination of the offering being made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated herein by reference therein). Requests for such copies should be directed to: The Stephan Co., 1850 West McNab Road, Fort Lauderdale, Florida 33309,
Attn: Secretary, telephone number (954) 971-0600.












                        THE COMPANY

     The Stephan Co., a Florida corporation (the "Company"), is primarily engaged in the manufacture, sale and distribution of hair care and personal care products, including dandruff removers, shampoos, hair conditioners, medicated talc, cosmetics and fragrances.

     The Company's principal executive offices are located at 1850 West McNab Road, Fort Lauderdale, Florida 33309, and its telephone number is (954) 971-0600.

                      RECENT DEVELOPMENTS

     On June 28, 1996, the Company, pursuant to a Stock Purchase Agreement (the "Agreement"), acquired all of the outstanding capital stock of Sorbie Acquisition Co., a Pennsylvania corporation ("Sorbie"), from the former stockholders of Sorbie in exchange for 13,734 shares of restricted Common Stock of the Company. In addition, as further consideration for the acquisition, the Company (i) terminated a Secured Subordinated Debenture, dated July 20, 1994, of Sorbie held by the Company in the principal amount of $500,000, (ii) assumed liabilities of $500,208.33 due to Charles V. Hall, the former principal stockholder of Sorbie, under a pre-existing employment contract (the "Employment Liabilities") and (iii) replaced a certain Secured Promissory Note of Sorbie in favor of Redken Laboratories, Inc. in the principal amount of $3,250,000 with a cash payment of $500,000 and a promissory note (the "Note") of the Company due July 19, 1996 in the principal amount of $2,000,000. The Company has satisfied its obligations under the Note and has, pursuant to an agreement with Mr. Hall (the "Employment Liability Agreement"), decided, in accordance with the terms thereof, to satisfy the Employment Liabilities by issuing to Mr. Hall 36,430 shares of Common Stock of the Company, such shares representing a portion of the shares to be offered hereby. Sorbie, which prior to the acquisition had been a major customer of the Company, is the parent company of Trevor Sorbie of America, Inc., a company engaged in the distribution of professional hair care products sold in beauty salons nationwide.

     In a related agreement (the "Side Letter"), the Company issued an additional 18,898 shares of restricted Common Stock to Sampson Arms, Inc. ("Sampson") to terminate an existing royalty agreement between Sampson and Sorbie, such shares also representing a portion of the shares offered hereby. The Company has agreed to use its best efforts to register the stock issued to the former stockholders of Sorbie (including Charles V. Hall) and to Sampson, who are collectively the Selling Stockholders hereunder, under the Securities Act of 1933, as amended (the "Securities Act"), as soon as practicable.

                       RISK FACTORS

     The following considerations should be carefully considered, as well as other matters described elsewhere in this Prospectus and the incorporated materials, in evaluating the Company and its business, operations and prospects before any decision is made to purchase any of the Common Stock offered hereby.

     1.  Competition.

     Many other companies provide products similar to those provided by the Company. The Company believes that there are no formidable barriers to entry into the business areas within which it operates. Many of the Company's competitors are larger and more established, with substantially greater marketing, financial, human and other resources than the Company and, as a result, may provide significant long-term competition.

     2.  Limited Dividends.

     The Company only recently has paid limited cash dividends on its Common Stock. The payment of future dividends on its Common Stock is not assured and is subject to the discretion of the Board of Directors and is dependent upon many factors, including the Company's earnings, its capital requirements and its general financial condition. The Company does not anticipate a significant (if any) increase in the payment of cash dividends in the foreseeable future.

     3. Dependence on Frank F. Ferola; Anti-Takeover Effect of Provision in Employment Agreement.

     The current success of the Company is largely dependent on the efforts of Frank F. Ferola, President and Chief Executive Officer of the Company. The loss of the services of Mr. Ferola or his inability to perform services on behalf of the Company could materially and adversely affect the operations of the Company, at least until a qualified replacement is found. Mr. Ferola's employment agreement with the Company provides that upon a change of control of the Company as defined therein, Mr. Ferola has the option to purchase all of the outstanding stock of Old 97 Company, a wholly-owned subsidiary of the Company. Such provision may have the result of discouraging acquisitions of the Company.

     4.  Products Liability Insurance.

     The Company maintains products liability insurance for possible claims for personal and other injuries resulting from allegedly defective products. While the Company has not experienced a significant claim for personal or other injuries resulting from allegedly defective products, substantial claims or series of claims, if successful and in excess of its coverage or subject to an exclusion from its coverage, would have a material adverse effect upon the business and financial condition of the Company.

     5.   Recent Acquisitions; Potential Dilutive Effect of
          Future Acquisitions.

     The Company has recently completed some acquisitions. There can be no assurance that the acquired businesses will complement one another or be profitable on a combined basis. In making such acquisitions, the Company relied, in large part, on representations, warranties and agreements of the sellers of such businesses. The Company has not operated such businesses for a sufficient period of time to determine whether such representations and warranties were true or accurate or whether such businesses can operate profitably and/or in a manner compatible with the Company's other business areas. While the Company may have certain contractual rights (including indemnification rights) against the sellers of such businesses upon discovery of misrepresentations and breaches of warranties or agreements, there can be no assurance that such rights will be enforceable and/or adequate to compensate the Company for any losses it might incur as a result thereof or whether the sellers will have sufficient assets to satisfy such claims. In connection with certain of such acquisitions, the Company has assumed significant liabilities which could have a material adverse effect on the Company's operations and financial condition. In addition, the Company is continuing to review possible acquisition candidates, although there can be no assurance that any such acquisition(s) will be successfully consummated. The Company intends, to the extent practicable, to issue its equity securities in order to pay a substantial portion of the purchase price(s) of such acquisitions. Although there can be no assurance that the Company will be able to consummate any such acquisitions, or to issue its equity securities in payment thereof, if it were to do so, such issuance could result in significant dilution to investors in the Common Stock.

     6.  Possible Adverse Effect on Price.

     Based upon the historical trading volume of the Common
Stock, substantial sales by the Selling Stockholders of the Common Stock offered hereby or even the potential of such sales could have an adverse impact on the market price of the Common Stock.





                       SELLING SHAREHOLDERS

The following table sets forth certain information concerning the beneficial ownership of the Common Stock by the Selling Stockholders as of October 28, 1996, and the number of such shares included for sale in this Prospectus. Such information was furnished to the Company by the Selling Stockholders. The Selling Stockholders (other than Sampson) are former stockholders of Sorbie, which was acquired by the Company on June 28, 1996.


                                                    Percentage
                                                        of
                                                    Outstanding
               Shares         Shares to  Shares to   shares to
               owned          be sold    be owned    be owned
               prior to       in the     after the   after the
Name           the offering   offering   offering*   offering
______________________________________________________________

Edward A. Kelly       1,526      1,526         0           --
Charles Ascher-Walsh  6,104      6,104         0           --
Estate of
  Belle J. Baldwin    1,526      1,526         0           --
David S. Chadwick     1,526      1,526         0           --
Lawrence Walsh**      3,052      3,052         0           --
Sampson Arms, Inc.   18,898     18,898         0           --
Charles V. Hall***   34,533     34,533         0           --


*Assuming all shares of Common Stock offered hereby are eventually sold.

**Lawrence Walsh is deemed the beneficial owner of the 18,898 shares of the Common Stock being offered hereby with respect to Sampson, as Mr. Walsh is the President of Sampson and, as such, has dispositive and voting power with respect to such shares.

***Mr. Hall has been employed since June 28, 1996, as President of Sorbie, a wholly-owned subsidiary of the Company.












                     PLAN OF DISTRIBUTION

     The shares of Common Stock offered hereby may be sold, for cash only, by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made from time to time as market conditions permit on one or more securities exchanges, if then listed thereon, or in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

     To the Company's knowledge, there are no present agreements, arrangements or understandings between any of the Selling Shareholders and any broker or dealer in respect of the shares offered hereby. The Common Stock offered hereby may be sold by one or more of the following methods, subject to the aforementioned limitations: (a) block trade(s) in which a broker or dealer so engaged will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) exchange distribution in accordance with the rules of such exchange; and (e) face-to-face transactions between the Selling Stockholders and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to also participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

     The Selling Stockholders will pay the expenses of their counsel in connection with this offering and any commissions due brokers engaged by the Selling Stockholders. All other costs in connection with this offering will be borne solely by the Company.


                     USE OF PROCEEDS

     The Company will receive none of the proceeds from sales of the shares of Common Stock offered hereby. The
67,165 shares are being registered for sale under the Securities Act pursuant to the terms of the Agreement, the Side Letter and the Employment Liability Agreement. See
"Recent Developments".



                            EXPERTS

The consolidated financial statements incorporated by reference in this Prospectus and elsewhere in the Registration Statement of which this Prospectus forms a part for the fiscal year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, and for the fiscal years ended December 31, 1993 and 1994 have been audited by Kaufman, Rossin & Company, independent auditors, and as it relates to the consolidated financial statements of Sorbie Acquisition Company and Subsidiaries have been audited by Will, Gallagher and Pitzer, Inc., independent auditors for the year ended December 31, 1995 and the period from inception May 18, 1994 to December 31, 1994, as indicated in their respective reports, and are incorporated by reference herein in reliance upon such reports given upon the authority of said firms as experts in accounting and auditing.

                        LEGAL MATTERS

     Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for the Company by Bert Sager, Esq., 6129
Southwest 70th Street, Miami, Florida  33143.


                       INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Section
607.014 of the Florida Business Corporation Act generally provides that a corporation has the power to indemnify its officers and directors against liability incurred in connection with any proceeding (other than an action by, or in the right of, the corporation) to which he was a party by reason of the fact that he is or was a director or officer of the corporation, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation. Section 607.014 of the Business Corporation Act additionally provides that a corporation shall have the power to indemnify any person who is a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement not exceeding, in the judgment of such corporation's board of directors, the estimated expenses of litigating the proceeding to conclusion. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation, except that no indemnification shall be permitted if such person shall have been adjudged to be liable unless, and only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem appropriate. Section 607.014 further provides that any indemnification, unless pursuant to a court determination, shall be made by the corporation only upon a determination that indemnification of the director or officer was proper in the circumstances because he met the applicable standards of conduct, as described above. Such determination shall be made by the corporation's board of directors or a committee thereof, by independent legal counsel or by the stockholders of the corporation. The Company's By-Laws provide that the Company's directors and officers will be indemnified to the fullest extent permitted under Florida law.






































PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The expenses to be incurred in connection with the issuance and distribution of the Common Stock to be registered are estimated (except for the Securities and Exchange Commission filing fee) below. All of such expenses will be paid by the Registrant. Any legal fees and expenses directly incurred by a Selling Stockholder in connection with the preparation and filing of this Registration Statement will be paid by such Selling Stockholder. Securities and Exchange

Commission Filing Fee............................   $   235
Accounting Fees and Expenses.....................   $10,000
Legal Fees and Expenses..........................   $ 7,000
                                                    _______
                      Total Expenses.............   $17,235
                                                    =======

Item 15.  Indemnification of Officers and Directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. Section 607.014 of the Florida Business Corporation Act generally provides that a corporation has the power to indemnify its officers and directors against liability incurred in connection with any proceeding (other than an action by, or in the right of, the corporation) to which he was a party by reason of the fact that he is or was a director or officer of the corporation, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation.
Section 607.014 of the Business Corporation Act additionally provides that a corporation shall have the power to indemnify any person who is a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement not exceeding, in the judgment of such corporation's board of directors, the estimated expenses of litigating the proceeding to conclusion. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation, except that no indemnification shall be permitted if such person shall have been adjudged to be liable unless, and only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem appropriate.
Section 607.014 further provides that any indemnification, unless pursuant to a court determination, shall be made by the corporation only upon a determination that indemnification of the director or officer was proper in the circumstances because he met the applicable standards of conduct, as described above. Such determination shall be made by the corporation's board of directors or a committee thereof, by independent legal counsel or by the stockholders of the corporation. The Company's By-Laws provide that the Company's directors and officers will be indemnified to the fullest extent permitted under Florida law.


Item 16.  Exhibits.

Exhibit No.               Description
-----------               -----------

    5 Opinion of Bert Sager, Esq., special counsel to the Registrant, with respect to the legality of the securities being registered hereunder.

   23.1 Consent of Kaufman, Rossin & Company, former independent auditors for the Registrant.

   23.2           Consent of Deloitte & Touche LLP,
                  independent auditors for the Registrant.

   23.3 Consent of Will, Gallagher and Pitzer, Inc, independent auditors for Sorbie Acquisition
                  Co. and Subsidiaries.

   23.4 Consent of Bert Sager, Esq. (included in the opinion filed as Exhibit 5).


Item 17.  Undertakings.

          (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i)   To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                 (ii)  To reflect in the prospectus any
facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Fort Lauderdale, State of Florida on this 28th day of October, 1996.

                    THE STEPHAN CO.
                    (Registrant)


                    By:/s/ Frank F. Ferola
                    ________________________________
                    Frank F. Ferola, President and
                     Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                    Date
---------                     -----                    ----

/s/ Frank F. Ferola       President, Chief    October 28, 1996
___________________       Executive Officer
Frank F. Ferola           and Chairman of the
                          Board of Directors

/s/ David A. Spiegel      Chief Financial     October 28, 1996
____________________      Officer
David A. Spiegel

/s/ Thomas M. D'Ambrosio  Vice President and  October 28, 1996
________________________  Director
Thomas M. D'Ambrosio

/s/ John DePinto          Director            October 28, 1996
_________________
John DePinto

/s/ Curtis Carlson        Director            October 28, 1996
___________________
Curtis Carlson

/s/ Stephen Letizia       Director            October 28, 1996
____________________
Stephen Letizia



Signature                     Title                    Date
---------                     -----                    ----

/s/ W. Gregg Baldwin       Director           October 28, 1996
_____________________
W. Gregg Baldwin






                            Exhibit Index

Exhibit No.                 Description
-----------                 -----------

    5                       Opinion of Bert Sager,
                            Esq., special counsel
                            to the Registrant,
                            with respect to the
                            legality of the
                            securities being
                            registered hereunder.

   23.1                     Consent of Kaufman,
                            Rossin & Company, former
                            independent auditors for
                            the Registrant.

   23.2                     Consent of Deloitte &
                            Touche LLP, independent
                            auditors for the Registrant.

   23.3                     Consent of Will, Gallagher
                            and Pitzer, Inc. independent
                            auditors for Sorbie Acquisition
                            Company and Subsidiaries.

   23.4                     Consent of Bert Sager, Esq.
                            (included in the opinion filed as
                            Exhibit 5).











Exhibit 5.












September 24, 1996



                        The Stephan Co.
               Registration Statement on Form S-3


Dear Sirs:

     I have acted as special counsel for The Stephan Co., a Florida corporation (the "Company"), in connection with Registration Statement on Form S-3 (the "Registration Statement") that is being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"). This Registration Statement is being filed with respect to 67,165 shares of common stock, par value $.01 per share (the "Shares"), of the Company.

     You have requested me to render to you the following opinion. In connection with the opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of all corporate and other documents and records of the Company and all certificates of public officials and officers of the Company, and have made such other investigations, as I have deemed necessary or appropriate in connection with rendering this opinion. As to questions of fact material to this opinion, I have, when relevant facts were not independently established by me, relied upon certificates of public officials and information supplied to me by officers of the Company.

     For purposes of this opinion, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as certified, conformed or photostatic copies.



     Based upon the foregoing, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Florida.

     2. All requisite corporate actions have been taken to authorize the issuance of the Shares.

     3. The Shares have been validly issued and are fully paid and non-assessable.

     I am an attorney admitted to practice in the State of Florida and do not purport to be an expert in, or to render any opinions concerning, the laws of any jurisdiction other than the United States of America and the State of Florida.

     This opinion is rendered to you and is solely for your benefit in connection with the above transaction. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation without prior written consent.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, to the use of my name as your counsel with respect to the Registration Statement and to all references made to me therein.




                                 Very truly yours,



                                  /s/ Bert Sager
                                  ______________
                                  Bert Sager




















Exhibit 23.1














          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 30, 1995 relating to the financial statements of The Stephan Co. which appears on page F-2 in their Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in Registration Statement.













                                    /s/ Kaufman, Rossin & Co.
                                    _________________________
                                    KAUFMAN, ROSSIN & CO.

                                        Miami, Florida
                                        October 23, 1996











Exhibit 23.2












INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of the Stephan Company on Form S-3 of our report dated March 29, 1996, appearing in the Stephan Company Annual Report on Form 10-K for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.








/s/ Deloitte & Touche
_____________________
Deloitte & Touche LLP

Miami, Florida
October 21, 1996

















Exhibit 23.3













INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of the Stephan Company on Form S-3 of our report on the Financial Statements of Sorbie Acquisition Company and Subsidiaries dated September 27, 1996 appearing in the Stephan Company Form 8-K (Amendment No. 3) filed October 9, 1996, for the year ended December 31, 1995 and the period from inception May 18, 1994 to December 31, 1994, and to the reference to us under heading "Experts" in the prospectus which is part of this Registration Statement.








/s/ Will, Gallagher & Pitzer, Inc.
__________________________________
Will, Gallagher & Pitzer, Inc.

Pittsburgh, PA
October 21, 1996